Exhibit 5.1

October 13, 2026

The NBD Group, Inc.

171 Main Street Ste 279

Los Altos, California 94022

QuickLogic Corporation

2220 Lundy Avenue

San Jose, California 95131

Re:	Registration Statement on Form S-8 of QuickLogic Corporation

Ladies and Gentlemen:

We have acted as special counsel to QuickLogic Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of 51,502 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), issuable pursuant to a one-time inducement equity award of 51,502 restricted stock units (the “Award”) to be granted to an employee pursuant to an offer letter entered into to induce the employee to accept employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Employment Offer”).

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as amended and in effect on the date hereof, (ii) the bylaws of the Company, as amended and in effect on the date hereof, (iii) the Registration Statement, (iv) the Employment Offer providing for the Award, (v) resolutions of the compensation committee of the board of directors of the Company relating to, among other matters, the approval of the Employment Offer and the terms of the Award set forth therein and (vi) resolutions of the board of directors of the Company relating to the filing of the Registration Statement, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. As to questions of fact material to rendering the opinion expressed herein, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. For purposes of the opinion set forth below, we have further assumed that no event occurs that causes the number of authorized shares of the Company’s common stock, $0.001 par value per share, available for issuance by the Company to be less than the number of then unissued Shares.

Based upon the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, upon issuance and delivery in accordance with the terms of the Award as set forth in the Employment Offer, will be validly issued, fully paid, and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the SEC or that this consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ THE NBD GROUP, INC.